                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Vornado Operating Company on Form S-8 of our reports dated April 23, 1998 and March 15, 1998 (April 23, 1998 as to Note 4)(relating to the consolidated financial statements of AmeriCold Corporation and Subsidiary) appearing in this Current Report on Form 8-K/A of Vornado Operating Company.


/s/DELOITTE & TOUCHE LLP



Portland, Oregon
May 20, 1999

                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement of Vornado Operating Company on Form S-8 of our reports dated April 16, 1999 (relating to the combined financial statements of AmeriCold Corporation, URS Logistics, Inc., VC Omaha Holdings, LLC and VC Missouri Holdings, LLC) and March 15, 1998 (April 23, 1998 as to Note 4)(relating to the consolidated financial statements of URS Logistics, Inc. and Subsidiary) appearing in this Current Report on Form 8-K/A of Vornado Operating Company.

/s/ DELOITTE & TOUCHE LLP



Atlanta, Georgia
May 20, 1999